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OF THE SECURITIES EXCHANGE ACT OF 1934
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Bulldog Investors General Partnership
Attn: Phillip Goldstein
60 Heritage Drive
Pleasantville, NY 10570
Phone: 914 747-5262
Fax: 914 747-2150

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12

Insured Municipal Income Fund. Inc.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors General Partnership
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SHAREHOLDERS URGED TO REPLACE INCUMBENT DIRECTORS OF INSURED
                   MUNICIPAL INCOME FUND

NEW YORK--(BUSINESS WIRE)-- Bulldog Investors General Partnership ("BIGP") today issued a response to the current board's announcement that it intends to submit a proposal to liquidate Insured Municipal Income Fund Inc.
(the "Fund") (NYSE: PIF - News).

On July 31, 2009, the Fund's incumbent directors announced their intention to propose the liquidation of the Fund if they are re-elected on August 12, 2009. In response to shareholders' criticism of the incumbents' motives, on August 4, 2009, the incumbents stated that they would seek to hold a shareholder meeting before the end of October 2009 to vote on the Fund's liquidation.

BIGP continues to urge shareholders to replace the incumbent directors and vote to elect the BIGP nominees on the GREEN proxy form. Phillip Goldstein, a principal of BIGP commented: "After the incumbents have spent more than $1 million of the Fund's assets opposing any exit at NAV, shareholders should view their so-called plan for what it is -- a desperate and cynical last minute ploy to retain control of the Fund. Notably, they still have not said when any liquidation proceeds would be paid or what they will do to deliver NAV if the requisite shareholder vote is not obtained."

In considering how to vote, shareholders should keep in mind the following points:

..	The incumbents state that "payment of the liquidation proceeds will
	commence as soon as practicable."  That could mean anything.
	In contrast, BIGP's nominees are committed to conduct a significant tender offer at or near NAV by the end of 2009.

..	BIGP represents the largest shareholder of the Fund.  Consequently,
	it is incentivized to promptly implement its plan to conduct a tender offer for the Fund's shares at or near NAV. By contrast, the incumbent directors own no shares of the Fund. The longer they can delay making a liquidation payment, the more board fees they will collect.

..	The incumbents have no alternative plan to deliver NAV if the vote
	necessary to approve liquidation of the Fund is not obtained.
	Earlier this year the boards of directors of two closed-end funds managed by Deutsche Bank proposed that they liquidate. Both liquidation proposals failed to receive a sufficient number of votes. Each of these funds is currently trading at a discount in excess of 25%. If the incumbents' plan to liquidate fails, the Fund's discount is also likely to widen.

..	BIGP's plan to implement a tender offer does not require a shareholder
	vote.

In sum, if the incumbents are re-elected, there is a very real possibility that shareholders will not be able to realize NAV in a timely fashion -- if ever! Consequently, BIGP continues to urge shareholders to reject the incumbents' "Johnny-come-lately" liquidation plan and to vote for the BIGP slate of nominees on the GREEN proxy form.

Shareholders who have questions about voting their shares may call BIGP's proxy solicitation firm, INVESTORCOM, INC. at (877) 972-0090.

Contact: Bulldog Investors General Partnership, (201) 556-0092